EXHIBIT 99.1

International Aluminum Corporation Announces

Results For The Fourth Quarter and Declares Dividend

MONTEREY PARK, Calif., August 18, 2005:  International Aluminum Corporation (NYSE: IAL) today announced results for the quarter and fiscal year ended June 30, 2005 as follows:

	Quarter Ended June 30
	2005	2004
Net sales	$67,014,000	$59,316,000

Net income	$4,386,000	$2,574,000

Basic and diluted EPS	$1.03	$.61

	Fiscal Year Ended June 30
	2005	2004
Net sales	$251,588,000	$213,034,000

Income from continuing operations	$12,942,000	$6,529,000
Income from discontinued operations	—	129,000
Net income	$12,942,000	$6,658,000

Basic and diluted EPS:
Continuing operations	$3.04	$1.54
Discontinued operations	—	.03
Total	$3.04	$1.57

During the quarter and fiscal year ended June 30, 2005, the Company incurred $260,000 and $780,000, respectively, of pretax expenses related to complying with the internal control requirements of the Sarbanes-Oxley legislation.

The Company also reported that its Board of Directors has declared a regular quarterly cash dividend of $.30 per share payable October 10, 2005 to shareholders of record as of September 20, 2005.

Contact:

Ronald L. Rudy, President  (323) 264-1670

Mitchell K. Fogelman, Senior Vice President-Finance  (323) 264-1670